UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2019

CENTRAL FEDERAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-55553	47-4884908
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

210 West 10th Street, Rolla, Missouri 65401

(Address of principal executive offices) (Zip Code)

(573) 364-1024

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On April 26, 2019, Central Federal Bancshares, Inc. (the “Company”), the parent company of Central Federal Savings and Loan Association of Rolla, issued a press release announcing the Company’s filing of a Form 15 with the Securities and Exchange Commission (the “SEC”) to deregister the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend its obligations to file periodic reports with the SEC. As a savings and loan holding company, the Company is eligible to file Form 15 because the Company’s common stock was held by fewer than 1,200 holders of record as of April 26, 2019 and upon the filing of the Form 15 with the SEC. As a result of the filing of the Form 15, the obligations of the Company to file periodic reports, including Forms 10-K, 10-Q, and 8-K, are immediately suspended. Central Federal Savings and Loan Association of Rolla will continue to report detailed quarterly financial results to its regulators.

The Company expects the deregistration to become effective 90 days after April 26, 2019, which is the date of the Form 15 filing with the SEC. During this 90 day period, the Company and certain beneficial owners of the Company’s common stock will remain subject to the SEC’s proxy rules and beneficial ownership reporting requirements.

A copy of the press release announcing the Form 15 filing described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits:

Exhibit No.	Exhibit Description
99.1	Press release dated April 26, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTRAL FEDERAL BANCSHARES, INC.

Date: April 26, 2019	By:	/s/ William A Stoltz
William A. Stoltz
President and Chief Executive Officer